Exhibit Index on Page
5

                                              Registration No.:



                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549


                                 FORM S-8

                       REGISTRATION STATEMENT UNDER

                        THE SECURITIES ACT OF 1933



                          GENERAL MICROWAVE CORPORATION

            (Exact name of issuer as specified in its charter)

       New York                                       11-1956350

(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification
No.)

5500 New Horizons Boulevard, Amityville, New York
11701
 (Address of Principal Executive Offices)                     (Zip
Code)

                            1990 Stock Option Plan

                         (Full title of the plan)

                         Michael I. Stolzar, Esq.
                       Zissu Gumbinger & Stolzar LLP
                             950 Third Avenue
                          New York, New York  10022

                  (Name and address of agent for service)

                              (212)  371-3900

        Telephone number, including area code, of agent for service

                      CALCULATION OF REGISTRATION FEE



Title of                         Proposed         Proposed
Securities                       Maximum          Maximum
Amount of
to be         Amount to be    Offering Price      Aggregate
Registration
Registered     Registered       Per Share      Offering Price
 Fee
Common Stock,    50,000         $10.00 (1)     $500,000.00 (1)
$147.50
par value $.01
per share



(1) Pursuant to Rule 457(h), estimated for purposes of calculating the registration fee only. Such estimate is based upon the average of the high and low sales prices of the Common Stock on July 1, 1998 as reported in the consolidated reporting system for exchange traded securities.

PAGE

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     Except as otherwise indicated below, the contents of Registration
Statement on Form S-8, file number 33-35631 and 33-81176 of General Microwave Corporation relating to its 1990 Stock Option Plan are incorporated by reference herein. The items required to be included in the Registration Statement which are stated below are not incorporated by reference.


Item 5.   Interests of Named Experts and Counsel

          Legal matters in connection with this Registration Statement have been passed upon by Zissu Gumbinger & Stolzar LLP, General Counsel to the Registrant. Michael I. Stolzar, director, Secretary and Assistant Treasurer of the Registrant, is a partner in the firm of Zissu
Gumbinger & Stolzar LLP. Frederick Zissu, Chairman Emeritus of the Board of Directors of the Registrant, is of counsel to that firm. Mr.
Zissu presently owns 213,396 shares of Common Stock of the Registrant which represents approximately 17.6% of the outstanding Common Stock.
Mr. Stolzar owns 200 shares of the Registrant's Common Stock and options to purchase 5,000 shares of the Registrant's Common Stock granted to him pursuant to the Registrant's 1997 Non-Employee Director Stock Option
Plan.


Item 8.   Exhibits

     See Index to Exhibits on page 5.


                              Page 2 of 8
PAGE

                              SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amityville, State of New York, on June 23, 1998.

                                      General Microwave Corporation



                                      By:s/ Mitchell Tuckman

                                         Mitchell Tuckman,
President
                                         and Chief Executive
Officer

                           POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints MICHAEL I. STOLZAR his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission and the securities regulatory authorities of the several states registration statements, amendments or post-effective amendments or any and all other documents in connection therewith, in connection with the registration under the Securities Act of 1933, as amended, or the registration or qualification or exemption therefrom under any applicable state securities laws or regulations, of shares of common stock, $.01 par value, of the Registrant issuable pursuant to the Registrant's 1990 Stock Option Plan, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                      Title                       Date


s/ Mitchell Tuckman      President and Director         June 23,
1998
(Mitchell Tuckman)       (Principal Executive
                          Officer)

s/ Arnold H. Levine      Vice President-Finance,        June 23,
1998
(Arnold H. Levine)       Treasurer, Chief Financial
                         Officer and Director
                         (Principal Financial
                         and Accounting Officer)

s/ Sherman A. Rinkel     Director                       June 23,
1998
(Sherman A. Rinkel)
                              Page 3 of 8


s/ Moe Wind              Director                       June 23,
1998
(Moe Wind)


s/ Stanley Simon         Director                       June 23,
1998
(Stanley Simon)


s/ Edmond D. Franco      Director                       June 23,
1998
(Edmond D. Franco)


s/ Michael I. Stolzar    Director                       June 23,
1998
(Michael I. Stolzar)


s/ Michael D. Magidson   Director                       June 23,
1998
(Michael D. Magidson)


s/ Rozalie Schachter     Director                       June 23,
1998
(Rozalie Schachter)


                              Page 4 of 8
PAGE

                             Exhibit Index

                                                           Page
Number
                                                           in
Sequential
Exhibit No.
Numbering


   4(i)       1990 Stock Option Plan, as amended
*
              Incorporated by reference to Combined
              Notice of Meeting and Proxy Statement
              for 1998 Annual Meeting of Stockholders
              filed on June 1, 1998.

   4(d)(2)    Form Incentive Stock Option Agreement for
*
              use pursuant to 1990 Stock Option Plan -
              Incorporated by reference to Annual Report on Form 10-K for the fiscalyear ended
              February 28, 1994.

   5          Opinion of Zissu Gumbinger & Stolzar LLP.
6

   23(a)      Consent of Zissu Gumbinger & Stolzar LLP.
              This consent is contained in Exhibit 5.

   23(b)      Consents of Independent Auditors.
7-8

   24         Power of Attorney.
3






___________________________
* Incorporated by reference

                              Page 5 of 8
PAGE

                               EXHIBIT 5



                                                         June 23,
1998



General Microwave Corporation
5500 New Horizons Boulevard
Amityville, New York  11701

Gentlemen:

          In connection with a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission for the purpose of registering 50,000 shares of Common Stock of General Microwave Corporation, you have asked our opinion with respect to the proposed issuance of up to 50,000 shares of Common Stock (par value $.01 per share) of General Microwave Corporation to be issued pursuant to the
General Microwave Corporation 1990 Stock Option Plan.

          In connection therewith, we have examined all of the relevant corporate records and other instruments relating to the incorporation and corporate existence of General Microwave Corporation and other relevant books and records. Based on our examination, it is our opinion that the following statements are true:

          1. The shares of Common Stock to which the Registration Statement relates have been duly authorized for issuance.

          2.  Upon the effectiveness of the Registration Statement
and
the purchase of shares pursuant to General Microwave Corporation's
1990
Stock Option Plan, any shares issued pursuant thereto, when issued, will be validly issued, fully paid and non-assessable shares of stock of General Microwave Corporation and no personal liability will attach to the holders of such shares under the laws of the State of New York, General Microwave Corporation's state of incorporation.

          We hereby consent to the inclusion of our opinion as an exhibit to the Registration Statement described above.

                                Very truly yours,



                                s/ZISSU GUMBINGER & STOLZAR LLP

                              Page 6 of 8
PAGE

                             EXHIBIT 23(b)




                     Independent Auditors' Consent



The Stockholders and Board of Directors
General Microwave Corporation


We consent to the use of our report dated May 11, 1998, incorporated herein by reference, which is based partially upon the report of other auditors.



                                   s/ KPMG PEAT MARWICK LLP


Jericho, New York
July  , 1998

                              Page 7 of 8
PAGE

                             EXHIBIT 23(b)




                     Independent Auditors' Consent






We consent to the incorporation by reference in this registration statement of General Microwave Corporation on Form S-8 of our report dated May 11, 1998 (relating to the financial statements of General Microwave (Israel) Corporation and Subsidiary not included therein) appearing in the annual report on Form 10-K of General Microwave Corporation for the year ended February 28, 1998.



                                   s/ IGAL BRIGHTMAN & CO.
                                   Certified Public Accountants
                                   Jerusalem

July 2, 1998